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                                                                   Exhibit (j)



                 KPMG LLP
                 Suite 1501                     Suite 1600
                 Two Central Park Plaza         233 South 13th Street
                 Omaha. NE 68102                Lincoln, NE 68508-2041





                          Independent Auditors' Consent


To the Board of Directors of the
First Focus Funds, Inc.


We consent to the use of our report dated May 17, 2004 for the First Focus Funds, Inc., incorporated by reference herein, and to the references to our firm under the headings "First Focus Funds Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.


/s/ KPMG LLP

Omaha, Nebraska

July 27, 2004